                                                                    Exhibit 10.6

                                                                  EXECUTION COPY



                    SERIES E-1 CONVERTIBLE PREFERRED STOCK

                              PURCHASE AGREEMENT

                                    between

                                CCBN.COM, INC.,

                      THOMSON INFORMATION SERVICES, INC.

                                      and

                             AMERICA ONLINE, INC.


                         Dated as of December 23, 1999

Article I.  THE PREFERRED SHARES                                                                                                   1
     Section 1.01   Issuance and Delivery of the Preferred Shares................................................................  1
     Section 1.02   Closing......................................................................................................  1
Article II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY                                                                          1
     Section 2.01   Organization, Qualifications and Corporate Power.............................................................  2
     Section 2.02   Authorization of Agreements, Etc.............................................................................  2
     Section 2.03   Validity.....................................................................................................  3
     Section 2.04   Authorized Capital Stock.....................................................................................  3
     Section 2.05   Financial Statements.........................................................................................  4
     Section 2.06   Events Subsequent to the Date of the Balance Sheet...........................................................  5
     Section 2.07   Litigation; Compliance with Law..............................................................................  5
     Section 2.08   Proprietary Information of Third Parties.....................................................................  6
     Section 2.09   Patents, Trademarks, Etc.....................................................................................  6
     Section 2.10   Title to Properties..........................................................................................  7
     Section 2.11   Leasehold Interests..........................................................................................  7
     Section 2.12   Insurance....................................................................................................  7
     Section 2.13   Taxes........................................................................................................  7
     Section 2.14   Other Agreements.............................................................................................  8
     Section 2.15   Loans and Advances........................................................................................... 10
     Section 2.16   Assumptions, Guaranties, Etc, of Indebtedness of Other Persons............................................... 10
     Section 2.17   Significant Customers and Suppliers.......................................................................... 10
     Section 2.18   Governmental Approvals....................................................................................... 10
     Section 2.19   Disclosure................................................................................................... 10
     Section 2.20   Offering of the Preferred Shares............................................................................. 11
     Section 2.21   Brokers...................................................................................................... 11
     Section 2.22   Officers..................................................................................................... 11
     Section 2.23   Transactions With Affiliates................................................................................. 11
     Section 2.24   Employees.................................................................................................... 11
     Section 2.25   U.S. Real Property Holding Corporation....................................................................... 12
     Section 2.26   ERISA........................................................................................................ 12
     Section 2.27   Foreign Corrupt Practices Act................................................................................ 12
     Section 2.28   Federal Reserve Regulations.................................................................................. 12
     Section 2.29   Environmental Matters........................................................................................ 12
     Section 2.30   Qualification as a Qualified Small Business.................................................................. 13
Article III. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS                                                                     13
     Section 3.01   Organization and Power....................................................................................... 13
     Section 3.02   Authorization................................................................................................ 13
     Section 3.03   Validity..................................................................................................... 14
     Section 3.04   Additional Representation.................................................................................... 14
Article IV. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS                                                                       15
     Section 4.01   Opinion of Company's Counsel................................................................................. 15
Article V.  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY......................................................................... 19
Article VI. COVENANTS OF THE COMPANY............................................................................................. 20
     Section 6.01   Financial Statements, Reports, Etc........................................................................... 20
     Section 6.02   Right of Participation....................................................................................... 21

     Section 6.03   Reserve for Conversion Shares...............................................................    22
     Section 6.04   Corporate Existence.........................................................................    22
     Section 6.05   Properties, Business, Insurance.............................................................    23
     Section 6.06   Inspection..................................................................................    23
     Section 6.07   Restrictive Agreements Prohibited...........................................................    23
     Section 6.08   Transactions with Affiliates................................................................    23
     Section 6.09   Expenses of Directors.......................................................................    23
     Section 6.10   Use of Proceeds.............................................................................    23
     Section 6.11   Board of Directors Meetings.................................................................    24
     Section 6.12   By-laws.....................................................................................    24
     Section 6.13   Employee Non-Disclosure, Non-Competition and Developments Agreements........................    24
     Section 6.14   Subsidiaries................................................................................    24
     Section 6.15   Compliance with Laws........................................................................    25
     Section 6.16   Keeping of Records of Account...............................................................    25
     Section 6.17   U.S. Real Property Interest.................................................................    25
     Section 6.18   Rule 144A Information.......................................................................    25
     Section 6.19   Compensation................................................................................    25
     Section 6.20   Confidentiality.............................................................................    26
     Section 6.21   Qualification as a Qualified Small Business.................................................    26
     Section 6.22   Right of First Refusal upon Sale of Company.................................................    27
     Section 6.23   Right of First Offer........................................................................    27
     Section 6.24   Stock Option Plan...........................................................................    29
     Section 6.25   Termination of Covenants....................................................................    29
  Article VII. MISCELLANEOUS                                                                                        29
     Section 7.01   Expenses....................................................................................    29
     Section 7.02   Survival....................................................................................    29
     Section 7.03   Brokerage...................................................................................    29
     Section 7.04   Parties in Interest.........................................................................    29
     Section 7.05   Notices.....................................................................................    30
     Section 7.06   Governing Law...............................................................................    30
     Section 7.07   Entire Agreement............................................................................    30
     Section 7.08   Counterparts................................................................................    30
     Section 7.09   Amendments..................................................................................    30
     Section 7.10   Severability................................................................................    30
     Section 7.11   Titles and Subtitle.........................................................................    30
     Section 7.12   Certain Defined Terms.......................................................................    30
Article VIII.

INDEX TO SCHEDULES

SCHEDULE I          Purchasers
SCHEDULE II         Disclosure Schedule
SCHEDULE III        Purchaser Disclosure Schedule
SCHEDULE IV         Security Holders
SCHEDULE V          Agreements



INDEX TO EXHIBITS

EXHIBIT A           Form of Registration Rights Agreement
EXHIBIT B           Form of Stockholders Agreement
EXHIBIT C           Second Amended and Restated Certificate of Incorporation
EXHIBIT D           Form of Non-Disclosure, Non-Competition and Developments
                    Agreement

SERIES E CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT dated as of December 23, 1999 between CCBN.COM, Inc., a Delaware corporation (the "Company"), America Online, Inc. ("AOL") and Thomson Information Services, Inc. ("Thomson" and, collectively with AOL, the "Purchasers").

     WHEREAS, the Company wishes to issue and sell to the Purchasers up to 207,980 shares (the "Preferred Shares") of the authorized but unissued Series E-1 Convertible Preferred Stock, $.01 par value, of the Company (the "Series E-1 Preferred Stock"); and

     WHEREAS, the Purchasers, severally, wish to purchase the Preferred Shares on the terms and subject to the conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

                        Article I. THE PREFERRED SHARES

     Section 1.01 Issuance and Delivery of the Preferred Shares. The Company
                  ---------------------------------------------
agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees to purchase from the Company, the number of Preferred Shares set forth opposite the name of such Purchaser under the heading "Number of Preferred Shares to be Purchased" on Schedule I, at the aggregate purchase price set forth opposite the name of such Purchaser under the heading "Aggregate Purchase Price for Preferred Shares" on Schedule I.

     Section 1.02 Closing. The closing shall take place at the offices of Foley,
                  -------
Hoag & Eliot LLP, One Post Office Square, Boston, Massachusetts 02109, at 10:00 a.m., Boston time, on December 29, or at such other location, date and time as may be agreed upon between the Purchasers and the Company (such closing being called the "Closing" and such date and time being called the "Closing Date"). At the Closing, the Company shall issue and deliver to each Purchaser a stock certificate or certificates in definitive form, registered in the name of such Purchaser, representing the Preferred Shares being purchased by it at the Closing. As payment in full for the Preferred Shares being purchased by it under this Agreement, and against delivery of the stock certificate or certificates therefor as aforesaid, on the Closing Date each Purchaser shall (i) deliver to the Company a check payable to the order of the Company, in the amount set forth opposite the name of such Purchaser under the heading "Aggregate Purchase Price for Preferred Shares" on Schedule I, (ii) transfer such sum to the account of the Company by wire transfer, or (iii) deliver or transfer such sum to the Company by any combination of such methods of payments.

     Article II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company (which term, for purposes of this Article II shall, except where otherwise indicated or where the context requires otherwise, include the Company and each of its subsidiaries) represents and warrants to the Purchasers that, except as set forth in the Disclosure Schedule attached as Schedule II:

     Section 2.01 Organization; Qualifications and Corporate Power.
                  ------------------------------------------------

          (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such qualification except where failure to so qualify could not reasonably be expected to result in a material adverse effect on the Company or its business. The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted, to execute, deliver and perform this Agreement, the Amended and Restated Registration Rights Agreement with the Purchasers and the other parties thereto in the form attached as Exhibit A (the "Registration
                                              ---------
Rights Agreement") and the Amended and Restated Stockholders Agreement with the Purchasers and the other parties thereto in the form attached as Exhibit B (the
                                                                 ---------
"Stockholders Agreement"), to issue, sell and deliver the Preferred Shares and to issue and deliver the shares of Series A Common Stock, $.00l par value, of the Company issuable upon conversion of the Preferred Shares (the "Conversion Shares").

          (b) The Company has one subsidiary, Talkpoint Communications, Inc., a Delaware corporation ("Talkpoint"). Except for Talkpoint, the Company does not
(i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any other corporation or (B) any participating interest in any partnership, joint venture or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity.

     Section 2.02 Authorization of Agreements; Etc.
     ---------------------------------------------

          (a) The execution and delivery by the Company of this Agreement, the Registration Rights Agreement and the Stockholders Agreement, the performance by the Company of its obligations hereunder and thereunder, the issuance, sale and delivery of the Preferred Shares and the issuance and delivery of the Conversion Shares have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Second Amended and Restated Certificate of Incorporation of the Company, as amended (the "Charter"), or the By-laws of the Company, as amended, or any provision of any indenture, agreement or other instrument to which the Company, any of its subsidiaries or any of their respective properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or any of its subsidiaries.

          (b) The Preferred Shares have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable shares with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the Registration Rights Agreement. The Conversion Shares have been duly reserved for issuance upon conversion of the Preferred Shares and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the Registration Rights Agreement. Neither the issuance, sale or delivery of the Preferred Shares nor the issuance or delivery of the Conversion Shares is subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any person, other than the rights of Thomson as set forth in that certain Amended and Restated Agreement Among Thomson and Founders dated as of March 31, 1999, by and among Thomson, the Company, the Parker Family Limited Partnership, Jeffrey P. Parker and Robert I. Adler (the "Thomson Agreement") and the rights of certain major holders of the Company's Series D Preferred Stock (the "Major Purchasers") pursuant to the Series D Convertible Preferred Stock Purchase Agreement dated June 9, 1999 by and among the Company and the several purchasers named therein (the "Series D Purchase Agreement"). Thomson's preemptive right with respect to the Preferred Shares issued to AOL hereunder are reflected in the total number of Preferred Shares Thomson is purchasing hereunder. Each Major Purchaser has waived its preemptive rights with respect to the issuance and sale of the Preferred Shares. In addition to the Preferred Shares being issued pursuant to this Agreement, the Company has reserved 250,000 additional shares of its Series E-1 Preferred Stock to be issued to AOL upon exercise of AOL's right to purchase such shares pursuant to a Stock Subscription Warrant between the Company and AOL of even date herewith (the "Warrant Agreement").

     Section 2.03 Validity. This Agreement has been duly executed and delivered
                  --------
by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, and the Registration Rights Agreement and the Stockholders Agreement, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, in each case, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws of general application affecting enforcement of creditors' rights and except as to enforceability of the indemnification and contribution provisions of the Registration Rights Agreement.

     Section 2.04 Authorized Capital Stock. The authorized capital stock of the
                  ------------------------
Company (which term, as used in this Section 2.04, excludes the Company's subsidiary) immediately prior to the closing will consist of the following:

     10,000,000 shares of Series A Common Stock, par value $0.001;
     64,031 shares of Series B Common Stock, par value $0.001;
     81,366 shares of Series C Common Stock, par value $0.001;
     59,250 shares of Series D Common Stock, par value $0.001;
     250,050 shares of Series E Common Stock, par value $0.001 (together the foregoing classes of Common Stock are referred to herein as the "Common Stock");

     562,500 shares of Series A Convertible Preferred Stock, par value $.01 per share;
     344,043 shares of Series B Convertible Preferred Stock, par value $.01 per share;
     41,544 shares of Series C Convertible Preferred Stock par value $.01 per share;

     891,314 shares of Series D Convertible Preferred Stock par value $.01 per share;
     457,980 shares of Series E-1 Convertible Preferred Stock, par value $.0l per share; and
     1,346,650 shares of Series E Convertible Preferred Stock, par value $.01 per share, of an undesignated subseries.

Immediately prior to the Closing, the following stock of the Company will be issued, outstanding, fully paid and nonassessable:

     3,834,129 shares of Series A Common Stock, par value $0.001; 61,687 shares of Series B Common Stock, par value $0.001; 65,522 shares of Series C Common Stock, par value $0.001; 57,984 shares of Series D Common Stock, par value $0.001; 146,321 shares of Series E Common Stock, par value $0.001;

     562,500 shares of Series A Convertible Preferred Stock, par value $.0l per share;
     344,043 shares of Series B Convertible Preferred Stock, par value $.01 per share;
     41,544 shares of Series C Convertible Preferred Stock par value $.01 per share; and
     709,970 shares of Series D Convertible Preferred Stock par value $.01 per share.

The stockholders of record and holders of subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company, and the number of shares of Common Stock or Preferred Stock and the number of such subscriptions, warrants, options, convertible securities, and other such rights held by each, are as set forth in the attached Schedule IV. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Charter, the relevant part of which is attached as Exhibit C, and all such
                                                   ---------
designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. Except as provided in this Agreement or as set forth in the attached Schedule IV, (i) no person owns of record or is known to the Company to own beneficially any share of Common Stock, (ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of the Company is authorized or outstanding and (iii) there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as provided for in the Charter or as set forth in the attached Schedule IV, the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof, and to the Company's knowledge, except for the Stockholders Agreement and the Thomson Agreement, there are no voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Company. All of the outstanding securities of the Company were issued in compliance with all applicable Federal and state securities laws.

     Section 2.05 Financial Statements. The Company has furnished to the
                  --------------------
Purchasers the audited consolidated balance sheets of the Company as of December 31, 1998, and the related audited consolidated statements of income, stockholders' deficit and cash flows of the Company for the year ended December 31, 1998; and the unaudited consolidated balance sheet of the Company as of September 30, 1999, and the related unaudited consolidated statements of income, stockholders' equity and cash flows of the Company for the period then ended (the "Balance Sheet"). Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except that such unaudited financial statements do not contain all of the required footnotes or period end adjustments not material in the aggregate) and fairly present the consolidated financial position of the Company as of such dates. Since the date of the Balance Sheet, (i) there has been no change in the assets, liabilities or financial condition of the Company from that reflected in the Balance Sheet except for changes in the ordinary course of business which in the aggregate have not been materially adverse and (ii) none of the business, prospects, financial condition, operations, property or affairs of the Company has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against.

     Section 2.06 Events Subsequent to the Date of the Balance Sheet. Since the
                  -------------------------------- -----------------
date of the Balance Sheet, and other than as contemplated in this Agreement or as set forth in Schedule II, the Company has not (i) issued any stock, bond or other corporate security (ii) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business, (iii) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Balance Sheet and current liabilities incurred since the date of the Balance Sheet in the ordinary course of business, (iv) declared or made any payment or distribution to stockholders or purchased or redeemed any share of its capital stock or other security, (v) mortgaged, pledged, encumbered or subjected to lien any of its assets, tangible or intangible, other than liens for taxes not yet due and payable, (vi) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or canceled any debt or claim, (vii) sold, assigned, transferred or granted any exclusive license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, (viii) suffered any loss of property or waived any right of substantial value whether or not in the ordinary course of business, (ix) made any change in officer compensation except in the ordinary course of business and consistent with past practice, (x) made any material change in the manner of business or operations of the Company,
(xi) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby or (xii) entered into any commitment (contingent or otherwise) to do any of the foregoing.

     Section 2.07   Litigation; Compliance with Law. There is no (i) action,
                    -------------------------------
suit, claim, proceeding or investigation pending or, to the Company's knowledge, threatened against the Company, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to the Company pending under collective bargaining agreements or otherwise or (iii) governmental inquiry pending or, to the Company's knowledge, threatened against the Company (including without limitation any inquiry as to the qualification of the Company to hold or receive any license or permit), and to the Company's knowledge there is no basis for any of the foregoing. The Company is not in default with respect to any order, writ, injunction or decree known to or served upon the Company of any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by the Company pending or threatened against others. The Company has complied with all United States laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services except where such non-compliance could not reasonably be expected to have a material adverse effect on the Company or its business. The Company has all necessary United States permits, licenses and other authorizations required to conduct its business as conducted, and the Company has been operating its business pursuant to and in compliance with the terms of all such permits, licenses and other authorizations except where the failure to obtain such permit, license or other authorization or such non-compliance could not reasonably be expected to have a material adverse effect on the Company or its business. There is no existing United States law, rule, regulation or order, whether Federal, state, county or local, which would prohibit or restrict the Company from, or otherwise materially adversely affect the Company in conducting its business in any jurisdiction in which it is now conducting business.

     Section 2.08   Proprietary Information of Third Parties. To the Company's
                    ----------------------------------------
knowledge, no third party has claimed that any person employed by or affiliated with the Company has (a) violated or may be violating any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company which suggests that such a claim might be contemplated. To the Company's knowledge, no person employed by or affiliated with the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and to the Company's knowledge, no person employed by or affiliated with the Company has violated any confidential relationship which such person may have had with any third party, in connection with the development or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation. To the Company's knowledge, none of the execution or delivery of this Agreement, or the carrying on of the business of the Company as officers, employees or agents by any officer, director or key employee of the Company, or the conduct or proposed conduct of the business of the Company, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such person is obligated.

     Section 2.09   Patents; Trademarks; Etc. Set forth in Schedule II is a list
                    ------------------------
and brief description of all domestic and foreign patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and copyrights, and all applications for such which are in the process of being prepared, owned by or registered in the name of the Company, or of which the Company is a licensor or licensee or in which the Company has any rights other than generally commercially available third-party software. The Company owns or possesses adequate licenses or other rights to use, or to its knowledge can develop or has developed, all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets, customer lists and know how (collectively, "Intellectual Property") material to the conduct of its business as conducted, and no claim is pending or, to the Company's knowledge, threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and to the Company's knowledge there is no basis for any such claim (whether or not pending or threatened). No claim is pending or, to the Company's knowledge threatened, to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and, to the Company's knowledge, there is no basis for any such claim (whether or not pending or threatened). To the Company's knowledge, all technical information developed by and belonging to the Company which has not been patented has been kept confidential.

     Section 2.10   Title to Properties. The Company has good, clear and
                    -------------------
marketable title to its properties and assets reflected on the Balance Sheet or acquired by them since the date of the Balance Sheet (other than properties and assets disposed of in the ordinary course of business since the date of the Balance Sheet), and all such properties and assets are free and clear of mortgages, pledges, security interests, liens, charges, claims, restrictions and other encumbrances (including without limitation, easements and licenses), except for liens for or current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company and its subsidiaries. To the Company's knowledge after due inquiry, there are no condemnation, environmental, zoning or other land use regulation proceedings, either instituted or planned to be instituted, which would adversely affect the use or operation of the Company's properties and assets for their intended uses and purposes, or the value of such properties, and the Company has not received notice of any special assessment proceedings which would affect such properties and assets.

     Section 2.11   Leasehold Interests. Each lease or agreement to which the
                    -------------------
Company is a party under which it is a lessee of any property, real or personal, is a valid and subsisting agreement, duly authorized and entered into, without any default of the Company thereunder and, to the Company's knowledge, without any default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company under any such lease or agreement or, to the Company's knowledge, by any other party thereto. The Company's possession of such property has not been disturbed and, to the Company's knowledge after due inquiry, no claim has been asserted against the Company adverse to its rights in such leasehold interests.

     Section 2.12   Insurance. The Company holds valid policies covering all of
                    ---------
the insurance required to be maintained by it under Section 6.05.

     Section 2.13   Taxes. The Company has filed all tax returns, Federal,
                    -----
state, county and local, required to be filed by it, and the Company has paid all taxes shown to be due on such returns. The Company has established reserves for all taxes accrued but not yet payable in accordance with generally accepted accounting principles. The Federal income tax returns of the Company have never been audited by the Internal Revenue Service. No deficiency assessment with respect to or proposed adjustment of the Company's Federal state, county or local taxes is pending or, to the Company's knowledge, threatened. There is no tax lien, whether imposed by any Federal, state, county or local taxing authority, outstanding against the assets, properties or business of the Company. Neither the Company nor any of its present or former stockholders has ever filed an election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), that the Company be taxed as an S corporation.

     Section 2.14   Other Agreements. Except as set forth in the attached
                    ----------------
Schedule V, the Company is not a party to or otherwise bound by any written or oral agreement, instrument, commitment or restriction which individually or in the aggregate could materially adversely affect the business, prospects, financial condition, operations, property or affairs of the Company, or any:

          (a) distributor, dealer, manufacturer's representative or sales agency agreement which is not terminable on less than ninety (90) days' notice without cost or other liability to the Company (except for agreements which, in the aggregate, are not material to the business of the Company);

          (b) sales agreement which entitles any customer to a rebate or right of set-off to return any product to the Company after acceptance thereof or to delay the acceptance thereof, or which varies in any material respect from the Company's standard form agreements;

          (c) agreement with any labor union (and, to the knowledge of the Company, no organizational effort is being made with respect to any of its employees);

          (d) agreement with any supplier with a value in excess of $50,000 containing any provision permitting any party other than the Company to renegotiate the price or other terms, or containing any pay-back or other similar provision, upon the occurrence of a failure by the Company to meet its obligations under the agreement when due or the occurrence of any other event;

          (e) agreement for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of its normal operating requirements;

          (f) agreement for the employment of any officer, employee or other person (whether of a legally binding nature or in the nature of informal understandings), on a full-time or consulting basis which in the United States is not terminable on notice without cost or other liability to the Company, except normal severance arrangements and accrued vacation pay;

          (g) bonus, pension, profit-sharing, retirement, hospitalization, insurance, stock purchase, stock option or other plan, agreement or understanding pursuant to which benefits are provided to any employee of the Company (other than group insurance plans applicable to employees generally) other than the Company's 1999 Incentive and Nonqualified Stock Option Plan;

          (h) agreement relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien or security interest on, any asset of the Company;

          (i) guaranty of any obligation for borrowed money or otherwise;

          (j) voting trust or agreement, stockholders' agreement, pledge agreement, buy-sell agreement or first refusal or preemptive rights agreement relating to any securities of the Company;

          (k) agreement, or group of related agreements with the same party or any group of affiliated parties, under which the Company has advanced or agreed to advance money or has agreed to lease any property as lessee or lessor;

          (1) agreement or obligation (contingent or otherwise) to issue, sell or otherwise distribute or to repurchase or otherwise acquire or retire any share of its capital stock or any of its other equity securities, other than rights to repurchase shares from former employees and consultants;

          (m) assignment, license or other agreement with respect to any form of intangible property (other than license agreements for generally commercially available third party software and agreements involving payment or receipt by the Company of less than $25,000);

          (n) agreement under which it has granted any person any registration rights, other than the Registration Rights Agreement;

          (o) agreement under which it has limited or restricted its right to compete with any person in any respect; or

          (p) other agreement or group of related agreements with the same party involving more than $50,000 or continuing over a period of more than six months from the date or dates thereof (including renewals or extensions optional with another party), which agreement or group of agreements is not terminable by the Company without penalty upon notice of thirty (30) days or less, but excluding any agreement or group of agreements with a customer of the Company for the sale, lease or rental of the Company's products or services if such agreement or group of agreements was entered into by the Company in the ordinary course of business.

     The Company, and to the Company's knowledge after due inquiry, each other party thereto, have in all material respects performed all the obligations required to be performed by them to date (or each non-performing party has received a valid, enforceable and irrevocable written waiver with respect to its non-performance), have received no notice of default and are not in default (with due notice or lapse of time or both) under any agreement instrument, commitment, plan or arrangement to which the Company is a party or by which it or its property may be bound except where such default could not reasonably be expected to have a material adverse effect on the Company or its business. The Company has no present expectation or intention of not fully performing all its obligations under each such agreement instrument, commitment, plan or arrangement, and the Company has no knowledge of any breach or anticipated breach by the other party to any agreement, instrument, commitment, plan or arrangement to which the Company is a party. The Company is in compliance with all of the terms and provisions of its Charter and By-laws, as amended.

     Section 2.15 Loans and Advances. The Company does not have any outstanding
                  ------------------
loans or advances to any person and is not obligated to make any such loans or advances, except, in each case, for advances to employees of the Company in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Company.

     Section 2.16 Assumptions, Guaranties, Etc. of Indebtedness of Other
                  ------------------------------------------------------
Persons. The Company has not assumed, guaranteed, endorsed or otherwise become
-------
directly or contingently liable on any indebtedness of any other person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

     Section 2.17 Significant Customers and Suppliers. No customer or supplier
                  -----------------------------------
which was material to the Company's financial performance during the period covered by the financial statements referred to in Section 2.5 or which has been material to the Company's financial performance thereafter, has terminated, materially reduced or threatened to terminate or materially reduce its purchases from or provision of products or services to the Company, as the case may be.

     Section 2.18 Governmental Approvals. Subject to the accuracy of the
                  ----------------------
representations and warranties of the Purchasers set forth in Article III, no registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement or the Stockholders Agreement, the issuance, sale and delivery of the Preferred Shares or, upon conversion thereof, the issuance and delivery of the Conversion Shares, other than (i) filings pursuant to state securities laws (all of which filings have been made by the Company, other than those which are required to be made after the Closing and which will be duly made on a timely basis) in connection with the sale of the Preferred Shares and (ii) with respect to the Registration Rights Agreement, the registration of the shares covered thereby with the Commission and filings pursuant to state securities laws.

     Section 2.19 Disclosure. Neither this Agreement nor any Schedule or Exhibit
                  ----------
to this Agreement contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. The financial projections and other estimates contained in the draft 1999 Budget of the Company were prepared by the Company based on the Company's experience in the industry and on assumptions of fact and opinion as to future events which the Company, at the date of the issuance of the draft 1999 Budget, believed to be reasonable, but which the Company cannot and does not assure or guarantee the attainment of in any manner. As of the date hereof no facts have come to the attention of the Company which would, in its opinion, require the Company to revise or amplify the assumptions underlying such projections and other estimates or the conclusions derived therefrom.

     Section 2.20 Offering of the Preferred Shares. Neither the Company nor any
                  --------------------------------
person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Preferred Shares or any security of the Company similar to the Preferred Shares has offered the Preferred Shares or any such similar security for sale to, or solicited any offer to buy the Preferred Shares or any such similar security from, or otherwise approached or negotiated with respect thereto with, any person or persons, and neither the Company nor any person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such security with Preferred Shares under the Securities Act or the rules and regulations of the Commission thereunder), in either case so as to subject the offering, issuance or sale of the Preferred Shares to the registration provisions of the Securities Act.

     Section 2.21 Brokers. The Company has no contract, arrangement or
                  -------
understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

     Section 2.22 Officers. Set forth in Schedule II is a list of the names of
                  --------
the officers of the Company, together with the title or job classification of each such person and the total compensation anticipated to be paid to each such person by the Company in 1999. None of such persons has an employment agreement or understanding, whether oral or written, with the Company or any of its subsidiaries, which is not terminable on notice by the Company or such subsidiary without cost or other liability to the Company or such subsidiary.

     Section 2.23 Transactions With Affiliates. Except as indicated in Schedule
                  ----------------------------
2.23, no director, officer, employee or stockholder of the Company, or member of the family of any such person, or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest in or is an officer, director, trustee, partner or holder of more than 50% of the outstanding capital stock thereof, is a party to any transaction with the Company, including any contract, agreement or other arrangement providing for the employment of furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such person or firm, other than employment-at-will arrangements in the ordinary course of business.

     Section 2.24 Employees. Each of the officers of the Company, each key
                  ---------
employee and each other employee now employed by the Company who has access to confidential information of the Company has executed a Non-Disclosure, Noncompetition and Developments Agreement substantially in the form of Exhibit D
                                                                       ---------
(the "Employee Agreement"), and such agreements are in full force and effect. No officer or key employee of the Company has advised the Company (orally or in writing) that he intends to terminate employment with the Company. The Company has complied in all material respects with all applicable United States laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes, and with the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     Section 2.25 U.S. Real Property Holding Corporation. The Company is not now
                  --------------------------------------
and has never been a "United States real property holding corporation", as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service, and the Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of such Regulations.

     Section 2.26 ERISA.
                  -----

          (a) No Employee Plan is an "employee pension benefit plan" as defined in Section 3(2) of ERISA. The Company and its ERISA Affiliates have not incurred nor expect to incur any liability under Title IV of ERISA.

          (b) None of the Employee Plans or other arrangements listed on
Schedule V covers any non-United States employee or former employee of the Company, except as required by Section 4980 of the Code.

          (c) Each Employee Plan and each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Employee Plan and Benefit Arrangement, including ERISA.

          (d) No taxes under Section 4980B or Section 4975 of the Code have been incurred in respect of any Employee Plan.

     Section 2.27 Foreign Corrupt Practices Act. The Company has not taken any
                  -----------------------------
action which would cause it to be in violation of the Foreign Corrupt practices Act of 1977, as amended, or any rules and regulations thereunder. To the Company's knowledge after due inquiry, there is not now, and there has never been any employment by the Company of, or beneficial ownership in the Company by, any governmental or political official in any country in the world.

     Section 2.28 Federal Reserve Regulations. The Company is not engaged in the
                  ---------------------------
business of extending credit for the purpose of purchasing or carrying margin securities (within the meaning of Regulation G of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Preferred Shares will be used to purchase or carry any margin security or to extend credit to others for the purpose of purchasing or carrying any margin security or in any other manner which would involve a violation of any of the regulations of the Board of Governors of the Federal Reserve System.

     Section 2.29 Environmental Matters. For the purposes of this Section 2.29,
                  ---------------------
the following terms shall have the following meanings;

     "Environmental Law" means any federal, state or local statute, law, ordinance, rule or regulation of the United States and any other jurisdiction within the United States now effective and any order, to which the Company is a party or is otherwise directly bound, of the United States or other jurisdiction within the United States now effective relating to: (i) pollution or protection of the environment, including natural resources; (ii) manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances; or (ii) exposure of persons, including employees, to Hazardous Substances;

     "Hazardous Substances" means any substance, whether liquid, solid or gas
(i) listed, identified or designated as hazardous or toxic under any Environmental Law, (ii) which, applying criteria specified in any Environmental Law, is hazardous or toxic, or (iii) the use or disposal of which is regulated under Environmental Law.

As of the Closing Date the Company has not been required to obtain any permits, licenses or any other authorizations which are required under any Environmental Law. To the best of the Company's knowledge, no Hazardous Substances have been, or have been threatened to be, discharged, released or emitted into the air, water, surface water, ground water, land surface or subsurface strata or transported to or from the property of the Company by the Company except in compliance in all material respects with Environmental Law and except for incidental release of Hazardous Substances in amounts or concentrations which would not reasonably be expected to give rise to any claims or liabilities against the Company under any Environmental Law. The Company has not received any written notification from a governmental agency that there is any violation of any Environmental Law with respect to the business and properties of the Company, nor has the Company received any written notification from a governmental agency pursuant to Section 104, 106 or 107 of the Comprehensive Environmental Response Compensation and Liability Act, as amended.

     Section 2.30 Qualification as a Qualified Small Business. The Company is a
                  -------------------------------------------
"qualified small business," as defined in Section 1202(d) of the Code and the Preferred Shares constitute "qualified small business stock" as defined in
Section 1202(c) of the Code.

         Article III. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     Except as otherwise noted on Schedule III hereto, each Purchaser severally and not jointly represents and warrants to the Company that:

     Section 3.01 Organization and Power. Such purchaser, if a corporation or
                  ----------------------
partnership, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. Such purchaser has all necessary power and authority to own and hold its properties and to carry on its business as currently conducted and to execute, deliver and perform this Agreement, the Registration Rights Agreement and the Stockholders Agreement.

     Section 3.02 Authorization. The execution and delivery by such Purchaser of
                  -------------
this Agreement, the Registration Rights Agreement, and the Stockholders Agreement and the performance by Purchaser of its obligations hereunder and thereunder, have been duly authorized by all requisite corporate or other action and will not violate any provision of law, any order of any court or other agency of government, or if a corporation, Purchaser's Certificate of Incorporation or by-laws, or any provision of any indenture, agreement, or other instrument to which such Purchaser or its properties or assets is bound.

     Section 3.03 Validity. This Agreement has been duly executed and delivered
                  --------
by such Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms. The Registration Rights Agreement and the Stockholders Agreement, when executed and delivered in accordance with this agreement, will constitute legal, valid and binding obligations of such Purchaser, enforceable in accordance with their respective terms.

     Section 3.04 Additional Representation. Each Purchaser severally represents
                  -------------------------
and warrants to the Company that:

          (a) it is an "accredited investor" within the meaning of Rule 501 under the Securities Act and was not organized for the specific purpose of acquiring the Preferred Shares;

          (b) it has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof;

          (c) such Purchaser believes it has received all information reasonably necessary for deciding whether to purchase the Preferred Shares. It has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Preferred Shares and to discuss the Company's business, management and financial affairs with the Company's management;

          (d) the Preferred Shares being purchased by it are being acquired for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof,

          (e) it understands that (i) the Preferred Shares and the Conversion Shares have not been registered under the Securities Act by reason of their issuance in action exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) the Preferred Shares and, upon conversion thereof, the Conversion Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Preferred Shares and the Conversion Shares will bear a legend to such effect and (iv) the Company will make a notation on its transfer books to such effect, and

          (f) if it sells any Conversion Shares pursuant to Rule 144A promulgated under the Securities Act, it will take all necessary steps in order to perfect the exemption from registration provided thereby, including (i) obtaining on behalf of the Company information to enable the Company to establish a reasonable belief that the purchaser is a qualified institutional buyer and (ii) advising such purchaser that Rule 144A is being relied upon with respect to such resale.

          Article IV. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS

     The obligation of each Purchaser to purchase and pay for the Preferred Shares being purchased by it on the Closing Date is, at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

          (a)  Opinion of Company's Counsel. The Purchasers shall have received
               ---------- -----------------
from Foley, Hoag & Eliot LLP, counsel for the Company, an opinion dated the Closing Date, in form and scope satisfactory to the Purchasers and their counsel, substantially to the effect that:

               (i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to transact business as a foreign corporation and is in good standing in Massachusetts and California. The Company has the corporate power and authority to own and hold its properties and to carry on its business as currently conducted. The Company has the corporate power and authority to execute, deliver and perform this Agreement, the Registration Rights Agreement and the Stockholders Agreement, to issue, sell and deliver the Preferred Shares and, upon conversion thereof, to issue and deliver the Conversion Shares.

               (ii) This Agreement, the Registration Rights Agreement, the Stockholders Agreement and the Warrant Agreement have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms (subject, as to enforcement of remedies, to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally), except that such counsel need not express any opinion as to the validity or enforceability of the indemnification and contribution provisions of the Registration Rights Agreement.

               (iii) The execution and delivery by the Company of this Agreement, the Registration Rights Agreement and the Stockholders Agreement, the performance by the Company of its obligations hereunder and thereunder, the issuance, sale and delivery of the Preferred Shares and, upon conversion thereof, the issuance and delivery of the Conversion Shares, will not violate any provision of law, the Charter or By-laws, as amended, of the Company, any order of any court or other agency of government or any indenture, agreement or other instrument known to such counsel to which the Company, or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company. In rendering the foregoing opinion, such counsel may assume full disclosure to the Purchasers of all material facts and, with respect to performance by the Company of its obligations under the Registration Rights Agreement may assume compliance by the Company at such time with the registration requirements of the Securities Act and with applicable state securities laws and may disclaim any opinion as to the validity or enforceability of the indemnification and contribution provisions of the Registration Rights Agreement.

               (iv) The authorized capital stock of the Company consists of:

     10,000,000 shares of Series A Common Stock, par value $0.001;
     64,031 shares of Series B Common Stock, par value $0.001;
     81,366 shares of Series C Common Stock, par value $0.001;
     59,250 shares of Series D Common Stock, par value $0.001;
     250,050 shares of Series E Common Stock, par value $0.001 (together the foregoing classes of Common Stock are referred to herein as the "Common Stock");

     562,500 shares of Series A Convertible Preferred Stock, par value $.01 per share;
     344,043 shares of Series B Convertible Preferred Stock, par value $.01 per share;
     41,544 shares of Series C Convertible Preferred Stock par value $.01 per share;
     891,314 shares of Series D Convertible Preferred Stock par value $.01 per share;
     457,980 shares of Series E-1 Convertible Preferred Stock, par value $.01 per share; and
     1,346,650 shares of Series E Convertible Preferred Stock, par value $.01 per share of an undesignated subseries.

Immediately prior to the Closing, the following stock of the Company will be issued, outstanding, fully paid and nonassessable:

     3,834,129 shares of Series A Common Stock, par value $0.001; 61,687 shares of Series B Common Stock, par value $0.001; 65,522 shares of Series C Common Stock, par value $0.001, 57,984 shares of Series D Common Stock, par value $0.001; 146,321 shares of Series E Common Stock, par value $0.001;

     562,500 shares of Series A Convertible Preferred Stock, par value $.01 per share;
     344,043 shares of Series B Convertible Preferred Stock, par value $.01 per share;
     41,544 shares of Series C Convertible Preferred Stock par value $.01 per share; and
     709,970 shares of Series D Convertible Preferred Stock par value $.01 per share.

Immediately prior to the Closing, the stockholders of record and holders of record of subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company, and the number of shares of Common Stock or Preferred Stock and the number of such subscriptions, warrants, options, convertible securities, and other such rights held by each, will be as set forth in Schedule IV. For purposes of the foregoing opinion, counsel may rely on the records in its possession. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class or series of authorized capital stock of the Company are as set forth in the Charter and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws (subject, as to enforcement, to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally). Except as set forth in Schedule IV, to the knowledge of such counsel, immediately prior to the Closing no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or acquire equity securities of the Company shall be authorized or outstanding and there will be no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as set forth in Schedule IV or as provided for in the Charter, to the knowledge of such counsel the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.

          (v) The Preferred Shares and the Conversion Shares have been duly authorized. The issuance, sale and delivery of the Preferred Shares and the issuance and delivery of the Conversion Shares upon conversion of the Preferred Shares have been duly authorized by all required corporate action; the Preferred Shares have been validly issued, are fully paid and nonassessable and, to the knowledge of such counsel, are free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the Registration Rights Agreement; and the Conversion Shares have been duly reserved for issuance upon conversion of the Preferred Shares and, when so issued, will be validly issued, fully paid and nonassessable and, to the knowledge of such counsel, will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the Registration Rights Agreement. Neither the issuance, sale or delivery of the Preferred Shares nor the issuance or delivery of the Conversion Shares is subject to any preemptive right of stockholders of the Company arising under law or the Charter or By-laws of the Company, each as amended, which has not been waived, or, to the knowledge of such counsel, to any contractual right of first refusal or other right in favor of any person, other than the rights set forth in the Thomson Agreement.

          (vi) Assuming that the Company's Board of Directors has duly authorized the Company to file a Certificate of Designation setting the price of the Warrant Shares each time such shares are to be issued, and that such a Certificate of Designation has been filed, if issued against payment therefor in accordance with the Warrant Agreement, such Warrant Shares will be validly issued, fully paid and nonassessable, and, to the knowledge of such counsel, will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the Registration Rights Agreement. The issuance, sale or delivery of the such shares is not subject to any preemptive right of stockholders of the Company arising under law or the Charter or By-laws of the Company, each as amended, which has not been waived, or, to the knowledge of such counsel, to any contractual right of first refusal or other right in favor of any person, other than the rights set forth in the Thomson Agreement.

          (vii) To the knowledge of such counsel there is no (A) action, suit proceeding or investigation pending or threatened against the Company, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (B) arbitration proceeding relating to the Company pending under collective bargaining agreements or (C) governmental inquiry pending or threatened against the Company (including, without limitation, any inquiry as to the clarification of the Company to hold or receive any license or permit). To the knowledge of such counsel, the Company is not in default with respect to any order, writ, injunction or decree known to such counsel of any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

               (viii) Assuming the accuracy of the representations and warranties of the Purchasers set forth in Article III, no registration or filing with, and no consent or approval of, or other action by any Federal, state or other governmental agency or instrumentality is or will be necessary under current law for the valid execution, delivery and performance by the Company of this Agreement, the issuance, sale and delivery of the Preferred Shares or, upon conversion thereof, the issuance and delivery of the Conversion Shares, other than filings pursuant to state securities laws (all of which filings, other than those which are required to be made after the Closing, have been made by the Company). In rendering the foregoing opinion with respect to performance by the Company of its obligations under the Registration Rights Agreement, such counsel may assume compliance by the Company at such time with the registration requirements of the Securities Act and with applicable state securities laws and may disclaim any opinion as to the validity of enforceability of the indemnification and contribution provision of the Registration Rights Agreement.

               (ix) All of the outstanding shares of capital stock have been issued in compliance with the registration requirements of the Securities Act and all applicable state securities laws.

          (b)  Representations and Warranties to be True and Correct. The
               -----------------------------------------------------
representations and warranties contained in Article II shall be true, complete and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the President and Treasurer of the Company shall have certified to such effect to the Purchasers in writing.

          (c)  Performance. The Company shall have performed and complied with
               -----------
all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date, and the President and Treasurer of the Company shall have certified to the Purchasers in writing to such effect and to the further effect that all of the conditions set forth in this Article IV have been satisfied.

          (d)  All Proceedings to be Satisfactory. All corporate and other
               ----------------------------------
proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Purchasers and their counsel, and the Purchasers and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

          (e)  Documents. The Purchasers and their counsel shall have received
               ---------
copies of the following documents:

          (i) the Charter, certified as of a recent date by the Secretary of State of the State of Delaware, and (B) a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of the Company, the payment of all excise taxes by the Company and listing all documents of the Company on file with said Secretary;

          (ii) a certificate of the Secretary or an Assistant Secretary of the Company dated the Closing Date and certifying: (A) that attached thereto is a true and complete copy of the By-laws of the Company as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors or the stockholders of the Company authorizing the execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Stockholders Agreement, the issuance, sale and delivery of the Preferred Shares and the reservation, issuance and delivery of the Conversion Shares, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement, the Registration Rights Agreement and the Stockholders Agreement; (C) that the Charter has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(B) above; and (D) to the incumbency and specimen signature of each officer of the Company executing this Agreement, the Registration Rights Agreement or the Stockholders Agreement, the stock certificates representing the Preferred Shares and any certificate, or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause
(ii); and

          (iii) such additional supporting documents and other information with respect to the operations and affairs of the Company as the Purchasers or their counsel reasonably may request

     (f)  Registration Rights Agreement. The Company shall have executed and
          -----------------------------
delivered the Registration Rights Agreement.

     (g)  Stockholders Agreement. The Stockholders Agreement shall have been
          ----------------------
executed and delivered by the Company and the parties thereto as indicated in the form of agreement attached hereto as Exhibit B.

     (h)  Charter. The Charter shall read in its entirety as set forth in
          -------
Exhibit C.

All such documents shall be satisfactory in form and substance to the Purchasers and their counsel.

     Article V. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

     The obligation of the Company to sell the Preferred Shares to each Purchaser on the Closing Date is, at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

          (a)  Representations and Warranties to be True and Correct. The
               -----------------------------------------------------
representations and warranties of such Purchaser contained in Article III shall be true, complete and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

          (b)  Payment of Purchase Price. The Purchaser shall have delivered the
               -------------------------
Aggregate Price for the Preferred Shares in accordance with Section 1.2.

          (c)  Charter Amendment. The Charter in the form attached as Exhibit C
               -----------------                                      ---------
shall have been adopted by the Company and approved by its Directors and shareholders, and the Charter shall have been duly filed with the Secretary of State of the State of Delaware and have become legally effective.

          (d)  Qualification. All authorizations, approvals, permits, if any, of
               -------------
any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance of the Preferred Shares pursuant to this Agreement shall have been duly obtained and effective as of the Closing Date.

          (e) With respect only to the Company's obligation to issue and sell any Preferred Shares to AOL and 12,845 Preferred Shares to Thomson, the Company and AOL shall have entered into an Interactive Services Agreement relating to the carriage or promotion of Company-provided content by AOL (the "Interactive Services Agreement").

          (f) With respect only to the obligation of the Company to sell 12,845 of the Preferred Shares to Thomson on the Closing Date, AOL shall have purchased and paid for 93,168 Preferred Shares on the Closing Date.

                     Article VI. COVENANTS OF THE COMPANY

     The Company covenants and agrees with each of the Purchasers that:

     Section 6.01 Financial Statements. Reports. Etc. The Company shall furnish
                  ----------------------------------
to each Purchaser under this Agreement:

          (a) within one hundred twenty (120) days after the end of each fiscal year of the Company a consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and certified by a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company;

          (b) within thirty (30) days after the end of each month in each fiscal year a consolidated balance sheet of the Company and its subsidiaries and the related consolidated statements of income, stockholders' equity and cash flows, unaudited but prepared in accordance with generally accepted accounting principles and certified by the Chief Financial Officer of the Company, such consolidated balance sheet to be as of the end of such month and such consolidated statements of income, stockholders' equity and cash flows to be for such month and for the period from the beginning of the fiscal year to the end of such month, in each case with comparative statements for the prior fiscal year;

          (c) at the time of delivery of each annual financial statement pursuant to 6.01(a), a certificate executed by the Chief Financial Officer on behalf of the Company stating that such officer has caused this Agreement and the Preferred Stock to be reviewed and has no knowledge of any default by the Company in the performance or observance of any of the provisions of this Agreement or the Preferred Stock or, if such officer has such knowledge, specifying such default and the nature thereof,

          (d) thirty (30) days prior to the start of each fiscal year, or such later date approved by the Board of Directors, consolidated capital and operating expense budgets, cash flow projections and income and loss projections for the Company and its subsidiaries in respect of such fiscal year, itemized in reasonable detail and prepared on a monthly basis, and, promptly after preparation, any revisions to any of the foregoing;

          (e) promptly following receipt by the Company, each audit response letter, accountant's management letter and other written report submitted to the Company by its independent public accountants in connection with an annual or interim audit of the books of the Company or any of its subsidiaries; and

          (f) promptly after the commencement thereof, notice of all actions, suits, claims, proceedings, investigations and inquiries of the type described in Section 2.7 that could materially adversely affect the Company or any of its subsidiaries.

     Section 6.02 Right of Participation. The Company shall, prior to any
                  ----------------------
proposed issuance by the Company of any of its securities (other than debt securities with no equity feature), offer to AOL under this Agreement by written notice the right, for a period of twenty (20) days, to purchase for cash at an amount equal to the price or other consideration for which such securities are to be issued, a number of such securities so that, after giving effect to such issuance (and the conversion, exercise and exchange into or for (whether directly or indirectly) shares of Common Stock of all such securities that are so convertible, exercisable or exchangeable), AOL will continue to maintain its same proportionate equity ownership in the Company as of the date of such notice (treating AOL, for the purpose of such computation, as the holder of the number of shares of Common Stock which would be issuable to AOL upon conversion, exercise and exchange of all securities (including but not limited to the Preferred Shares) held by AOL on the date such offer is made, that are convertible, exercisable or exchangeable into or for (whether directly or indirectly) shares of Common Stock and assuming the like conversion, exercise and exchange of all such other securities held by other persons), but excluding shares of Common Stock issuable to AOL upon its exercise of any right to purchase Common Stock pursuant to the Warrant issued to AOL by the Company in connection with the Interactive Services Agreement; provided, however, that the participation rights of AOL pursuant to this Section 6.2 shall not apply to securities issued (A) upon conversion of any of the Preferred Shares or Common Shares, (B) as a stock dividend or upon any subdivision of shares of Common Stock, provided that the securities issued pursuant to such stock dividend or subdivision are limited to additional shares of Common Stock, (C) pursuant to subscriptions, warrants, options, convertible securities, or other rights which are listed in Schedule IV as being outstanding on the date of this Agreement, (D) solely in consideration for the acquisition (whether by merger or otherwise) by the Company or any of its subsidiaries of all or substantially all of the stock or assets of any other entity, (E) pursuant to a firm commitment public offering, (F) pursuant to the exercise of options to purchase Common Stock, or as direct stock grants, not to exceed twenty-five percent (25%) of the Company's outstanding shares of capital stock on a fully diluted basis, that were granted by the Board of Directors and approved by the Compensation Committee (as defined in Section 6.19) under any Company stock option plan to directors, officers, employees or consultants of the Company in connection with their service to the Company (the shares exempted by this clause (F) being hereinafter referred to as the "Reserved Employee Shares"), and (G) pursuant to the exercise by Thomson of its preemptive rights to purchase securities described in Subsections (D) or (F) above under the Thomson Agreement. The Company's written notice to AOL shall describe the securities proposed to be issued by the Company and specify the number, price and payment terms. AOL may accept the Company's offer as to the full number of securities offered to it or any lesser number, by written notice thereof given by it to the Company prior to the expiration of the aforesaid twenty (20) day period, in which event the Company shall promptly sell and AOL shall buy, upon the terms specified, the number of securities agreed to be purchased by AOL. The Company shall be free at any time prior to one hundred twenty (120) days after the date of its notice of offer to AOL, to offer and sell to any third party or parties the remainder of such securities proposed to be issued by the Company (including but not limited to the securities not agreed by AOL to be purchased by it), at a price and on payment terms no less favorable to the Company than those specified in such notice of offer to AOL. However, if such third party sale or sales are not consummated within such one hundred twenty (120) day period, the Company shall not sell such securities as shall not have been purchased within such period without again complying with this Section 6.2.

     Section 6.03 Reserve for Conversion Shares. The Company shall at all times
                  -----------------------------
reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Preferred Shares and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Preferred Shares from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Preferred Shares or otherwise to comply with the terms of this Agreement, the Company will forthwith use its best efforts to take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Preferred Shares.

     Section 6.04 Corporate Existence. The Company shall maintain and, except as
                  -------------------
otherwise permitted by Section 6.14 cause each of its subsidiaries to maintain, their respective corporate existence, rights and franchises in full force and effect.

     Section 6.05 Properties, Business, Insurance. The Company shall maintain
                  -------------------------------
and cause each of its subsidiaries to maintain as to their respective properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated, which insurance shall be deemed by the Company to be sufficient. The Company shall not cause or permit any assignment or change in beneficiary and shall not borrow against such policy.

     Section 6.06 Inspection. The Company shall permit and cause each of its
                  ----------
subsidiaries to permit each Purchaser and such persons as it may designate, such persons to be reasonably acceptable to the Company, at such Purchaser's expense, at reasonable times and upon reasonable notice, to visit and inspect any of the properties of the Company and its subsidiaries, examine their books and take copies and extracts therefrom, discuss the affairs, finances and accounts of the Company and its subsidiaries with their officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with such Purchaser and such designees such affairs, finances and accounts).

     Section 6.07 Restrictive Agreements Prohibited. Neither the Company nor any
                  ---------------------------------
of its subsidiaries shall become a party to any agreement which by its terms restricts the Company's performance of this Agreement, the Registration Rights Agreement, the Stockholders Agreement or the Charter.

     Section 6.08 Transactions with Affiliates. Except for transactions
                  ----------------------------
contemplated by this Agreement (including entering into the Interactive Services Agreement and a Warrant Agreement in connection therewith) or as otherwise approved by the Compensation Committee (as defined below), neither the Company nor any of its subsidiaries shall enter into any transaction with any director, officer, employee or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of the Company or any of its subsidiaries, member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof (an "Affiliate"), except for transactions on customary terms related to such Affiliate's employment (which transactions are subject to Section 6.19 hereof). Notwithstanding the foregoing, nothing herein shall be deemed to restrict the Company from providing to an Affiliate the services the Company regularly provides to its customers on the same terms regularly made available to such customers.

     Section 6.09 Expenses of Directors. The Company shall promptly reimburse in
                  ---------------------
full each director of the Company who is not an employee of the Company for all of his reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any Committee thereof.

     Section 6.10 Use of Proceeds. The Company shall use the proceeds from the
                  ---------------
sale of the Preferred Shares for general business purposes and for payments under the Interactive Services Agreement.

     Section 6.11 Board of Directors Meetings. The Company shall use its best
                  ---------------------------
efforts to ensure that meetings of its Board of Directors are held at least four times each year and at least once each quarter. The Company shall permit AOL, so long as AOL is not represented on the Board of Directors of the Company, to attend meetings of the Board of Directors, except where such attendance could jeopardize rights of the Company, such as the attorney client privilege. The Company shall cause each of its subsidiaries to permit AOL, so long as AOL is not represented on the Board of Directors of such subsidiary, to attend meetings of the Board of Directors of such subsidiary, except where such attendance could jeopardize rights of the Company, such as the attorney client privilege.

     Section 6.12 By-laws. The Company shall at all times cause its By-laws to
                  -------
provide that, (a) unless otherwise required by the laws of the State of Delaware, (i) any two directors or (ii) any holder or holders of at least 25% of the outstanding shares of Series D Convertible Preferred Stock, shall have the right to call a meeting of the Board of Directors or stockholders and (b) the number of directors fixed in accordance therewith shall in no event conflict with any of the terms or provisions of the Preferred Stock as set forth in the Charter. The Company shall at all times maintain provisions in its By-laws and/or Charter indemnifying all directors against liability and absolving all directors from liability to the Company and its stockholders to the maximum extent permitted under the laws of the State of Delaware.

     Section 6.13 Employee Non-Disclosure, Non-Competition and Developments
                  ---------------------------------------------------------
Agreements. The Company shall use its reasonable best efforts to cause each of
----------
the future officers of the Company, each key employee and each other employee who has or will have access to confidential information of the Company and to cause or to use its best efforts to cause its subsidiaries to cause each of the future officers of the Company or its subsidiaries, each key employee and each other employee employed by the Company or its subsidiaries who will have access to confidential information of the Company to execute a Non-Disclosure, Non-Competition and Developments Agreement in the form of Exhibit D, upon each such
                                                      ---------
person's employment by the Company or any of its subsidiaries.

     Section 6.14 Subsidiaries. The Company shall not permit any subsidiary to
                  ------------
consolidate or merge into or with or sell or transfer all or substantially all its assets, except that any subsidiary may (i) consolidate or merge into or with or sell or transfer assets to any other subsidiary, (ii) merge into or sell or transfer assets to the Company or (iii) merge into or with another company provided that the Company owns more than 50% of the voting stock of the subsidiary or the surviving corporation, as the case may be, following such merger. The Company shall not sell or otherwise transfer any shares of capital stock of any subsidiary, except to the Company or another subsidiary, or permit any subsidiary to issue, sell or otherwise transfer any shares of its capital stock or the capital stock of any subsidiary, except to the Company or another subsidiary. The Company shall not permit any subsidiary to purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of its stock, except for dividends or other distributions payable to the Company or another subsidiary.

     Section 6.15 Compliance with Laws. The Company shall comply, and cause each
                  --------------------
subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

     Section 6.16 Keeping of Records of Account. The Company shall keep, and
                  -----------------------------
cause each subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and such subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

     Section 6.17 U.S. Real Property Interest. The Company shall provide prompt
                  ---------------------------
written notice to each Purchaser following any "determination date" (as defined in Treasury Regulation Section 1.897-2(c)(i)) on which the Company becomes a United States real property holding corporation. In addition, upon a written request by any Purchaser, the Company shall provide such Purchaser with a written statement informing the Purchaser whether such Purchaser's interest in the Company constitutes a U.S. real property interest. The Company's determination shall comply with the requirements of Treasury Regulation Section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation Section 1.897-2(h)(2) or any successor regulation, that such statement has been made. The Company's written statement to any Purchaser shall be delivered to such Purchaser within ten (10) days of such Purchases written request therefor. The Company's obligation to furnish a written statement pursuant to this Section 6.17 shall continue notwithstanding the fact that a class of the Company's stock may be regularly traded on an established securities market.

     Section 6.18 Rule 144A Information. The Company shall, at all times during
                  ---------------------
which it is neither subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, provide in writing, upon the written request of any Purchaser and a prospective buyer who is a "qualified institutional buyer" within the meaning of Rule 144A(a)(1) of Preferred Shares or Conversion Shares from any Purchaser, all information required by Rule 144A(d)(4)(i) of the General Regulations promulgated by the Commission under the Securities Act ("Rule 144A Information"). The Company also shall, upon the written request of any Purchaser, cooperate with and assist such Purchaser or any member of the National Association of Securities Dealers, Inc. PORTAL system in applying to designate and thereafter maintain the eligibility of the Preferred Shares or Conversion Shares, as the case may be, for trading through PORTAL. The Company's obligations under this Section 6.18 shall at all times be contingent upon the relevant Purchasers obtaining from the prospective buyer of Preferred Shares or Conversion Shares a written agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than a person who will assist such buyer in evaluating the purchase of any Preferred Shares or Conversion Shares.

     Section 6.19 Compensation. No change in compensation shall be paid to any
                  ------------
officer or key employee of the Company nor shall any stock option or share of the Company's capital stock be issued to any employee of the Company without the approval of a majority of the members of the Company's Compensation Committee.

     Section 6.20 Confidentiality. The Company's obligations under Sections 6.1,
                  ---------------
6.6, 6.11 and 6.18 shall at all times be contingent upon each Purchaser's agreement, and each Purchaser hereby agrees, to take all reasonable precautions to safeguard the confidentiality of the information received by or disclosed to such Purchaser by the Company in the fulfillment of the Company's obligations under such Sections and to refrain from disclosure of such information to anyone other than a person who will assist such Purchaser in evaluating the Company or to such Purchaser's accountants, attorneys and other professional advisors and, in the case of Section 6.1, to its equity investors (but only to the extent reasonably necessary to meet such Purchaser's reporting obligations). Notwithstanding the foregoing, a Purchaser shall be authorized to disclose confidential information of the Company pursuant to the requirement or request of a governmental body with jurisdiction, to the extent such disclosure is required by a valid and applicable statute, rule, regulation, order, decree, judgment or similar act, and notice is given by such Purchaser to the Company of any such requirement or request, which notice is adequate to enable the Company to seasonably seek an appropriate protective order or exemption from such requirement or request.

     Section 6.21 Qualification as a Qualified Small Business. The Company
                  -------------------------------------------
covenants and agrees to comply with the reporting and recordkeeping requirements, if any, of Section 1202 of the Code and any regulations promulgated thereunder and to execute and deliver to the Purchasers and the Internal Revenue Service, from time to time, such forms, documents, schedules and other instruments as may be reasonably requested thereby to demonstrate, where possible, that the Preferred Shares and the Conversion Shares qualify as a "qualified small business stock," as defined in Section 1202(c) of the Code.

     Section 6.22 Right of First Refusal upon Sale of Company.
                  -------------------------------------------

          (a) Before the Company accepts a bona fide offer from a third party (the "Proposed Acquirer") to acquire greater than forty percent (40%) of the fully diluted capital stock of the Company (the "Offered Shares"), whether by sale of stock, merger, sale of substantially all of its assets or otherwise, the Company shall transmit such bona fide offer (the "Offer Notice") to AOL who shall have the right, as described herein, to acquire the Offered Shares on terms and conditions, including price, not less favorable to AOL than those applying to the Proposed Acquirer. The Offer Notice shall disclose the identity of the Proposed Acquirer, the Offered Shares proposed to be sold, the terms and conditions, including price, of the proposed sale, and any other material facts relating to the proposed sale. If the consideration is readily marketable, the fair market value thereof shall be determined on the date of the Offer, otherwise, the value shall be determined by mutual agreement of the Company and AOL, and, if no agreement is reached, then the value shall be determined by a third party mutually agreeable to the Company and AOL. Notwithstanding the foregoing, the rights described in this Section 7.22 shall not apply to any transaction in which the Company will acquire another business entity, by merger or otherwise, and in which the stockholders of the Company immediately prior to the acquisition will hold a majority of the voting securities of the resulting entity immediately after the acquisition.

          (b) If AOL elects to purchase the Offered Shares, AOL shall communicate such election in writing ("Written Election") to the Company within thirty (30) days of the date of the Offer Notice. The Written Election shall, when taken in conjunction with the Offer Notice, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such Offered Shares. The closing of the sale of the Offered Shares to AOL pursuant to this Section 6.23 shall be made at the offices of the Company on the thirtieth (30th) day following receipt by the Company of the Written Election (or if such 30th day is not a business day, then on the next succeeding business day).

          (c) If the Company has not received a Written Election from AOL within thirty (30) days of the date of the Offer Notice, or if at any time during that period AOL indicates in writing its decision not to purchase the Offered Shares, the Company may accept the offer of the Proposed Acquirer. Any such sale shall be to the Proposed Acquirer at not less than the price, and upon other terms and conditions, if any, not more favorable to the Proposed Acquirer than those specified in the Offer Notice.

          (d) The rights granted to AOL hereunder are subject to the rights, if any, of the other Major Purchasers under Section 6.2 hereof, and of Thomson under Section 3.01 of the Thomson Agreement.

     Section 6.23 Right of First Offer.
                  --------------------

          (a)  Notification of Offer. Except as otherwise provided in the
               ---------------------
following sentence, if the Company wishes to sell, exchange, convey, convert, transfer or otherwise dispose of ("Transfer") greater than forty percent (40%) of the fully diluted capital stock of the Company, whether by sale of stock, merger, sale of substantially all of its assets or otherwise, the

Company agrees that it will advise AOL by written notice (the "Notification") of
                                                               ------------
such offer, specifying (i) the number of shares of capital stock proposed to be Transferred (the "Offered Shares"), (ii) a price per share which shall be the
                  ------- ------
minimum price at which the Company proposes to effect the Transfer (the "Minimum
                                                                         -------
Price"), and (iii) all other material terms of the proposed Transfer.
-----
Notwithstanding the foregoing, the rights described in this Section 6.23 shall not apply to any transaction in which the Company will acquire another business entity, by merger or otherwise, and in which the stockholders of the Company immediately prior to the acquisition will hold a majority of the voting securities of the resulting entity immediately after the acquisition.

          (b) Terms of Offer. The Notification shall be deemed to be an offer
              --------------
(the "Offer") to Transfer all (but not less than all) of the Offered Shares to AOL at the Minimum Price and on the other terms and conditions of the proposed Transfer. In the event that all or any part of the consideration is consideration other than cash or cash equivalents, the Minimum Price shall mean the Fair Market Value of such consideration (as hereinafter defined). AOL shall accept or reject the Offer as soon as practicable after receipt of the Notification, and in any case by written notice within thirty (30) days after receipt of the Notification, or within ten (10) days after the determination of Fair Market Value if later. Failure by AOL to give written notice of rejection or acceptance within such time shall be deemed a rejection in accordance with the terms of Subsection (d) below.

          (c) Acceptance of Offer. In the event AOL elects to accept the Offer,
              -------------------
it shall communicate such election to the Company by written notice. Communication of such election (the "Acceptance") shall, when taken in conjunction with the Notification, constitute a valid and legally binding purchase and sale agreement. Payment in cash (or on such other terms and conditions as shall have been specified in the Notification) shall be made at a closing (the "Closing") within thirty (30) days after the delivery of such Acceptance. If such Closing does not occur within thirty (30) days after the delivery of such Acceptance, the Acceptance shall be treated as a rejection in accordance with the terms of Subsection (d) below.

          (d) Rejection of Offer. In the event AOL rejects the Offer, it shall
              ------------------
communicate such election to the Company by written notice. Immediately following such rejection (including a rejection for failure to accept the offer as specified in (b) and (c) above), and for a period of one-hundred eighty (180) days thereafter, the Company shall be free to offer and Transfer all of the Offered Shares, at a price equal to or greater than the Minimum Price and on other terms and conditions no less favorable than those contained in the Offer.

          (e) Fair Market Value. "Fair Market Value," as used in this Section
              -----------------
6.23 means, with respect to consideration other than cash or cash equivalents, if the consideration is readily marketable, the fair market value thereof as determined on the date of the Offer, otherwise, the value as determined by mutual agreement of the Company and AOL, and, if no agreement is reached, then the value as determined by a third party mutually agreeable to the Company and AOL.

          (f) The rights granted to AOL hereunder are subject to the rights, if any, of the Major Purchasers pursuant to the Series D Purchase Agreement, and of Thomson under Section 3.01 of the Thomson Agreement.

     Section 6.24 Stock Option Plan. The Company shall not increase the number
                  -----------------
of shares of Common Stock under all of its stock option plans covering its employees, Directors and consultants, in excess of fifteen percent (15%) of the outstanding capital stock of the Company on a fully diluted basis without the written approval of the holders of a majority of the outstanding shares of Preferred Stock voting as a single class.

     Section 6.25 Termination of Covenants. All of the covenants set forth in
                  ------------------------
this Agreement shall survive the termination of this Agreement, provided, however, that all of the covenants set forth in this Article VI, except for Sections 6.18 and 6.21, shall terminate and be of no further force or effect upon the completion of a firm commitment underwritten public offering of the Company's securities causing a mandatory conversion of all the Preferred Shares into Common Stock pursuant to the terms of the Company's Charter.

                           Article VII. MISCELLANEOUS

     Section 7.01 Expenses. Each party hereto will pay its own expenses in
                  --------
connection with the transactions contemplated hereby, whether or not such transactions shall be consummated.

     Section 7.02 Survival. All representations and warranties made herein or in
                  --------
the Registration Rights Agreement or any certificate or instrument delivered to the Purchasers pursuant to or in connection with this Agreement, the Registration Rights Agreement or the Stockholders Agreement, shall survive for a period of one year the execution and delivery of this Agreement, the Registration Rights Agreement and the Stockholders Agreement and the issuance, sale and delivery of the Preferred Shares.

     Section 7.03 Brokerage. Each party hereto will indemnify and hold harmless
                  ---------
the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

     Section 7.04 Parties in Interest. All representations, covenants and
                  -------------------
agreements contained in this Agreement by or between behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, all covenants and agreements benefitting the Purchasers shall inure to the benefit of any and all subsequent holders from time to time of at least 25% of a Purchaser's (or its affiliate's) Preferred Shares or Conversion Shares. Notwithstanding the foregoing, AOL may assign all of its rights under this Agreement to a subsidiary in which it owns a majority of the voting securities after its purchase of Preferred Shares.

     Section 7.05 Notices. All notices, requests, consents and other
                  -------
communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, addressed as follows:

          (a)  if to the Company, at 200 Portland Street, Boston, MA 02114,
Attention: President, with a copy to John D. Patterson, Jr., Esq., Foley, Hoag & Eliot LLP, One Post Office Square, Boston, Massachusetts 02109; and

          (b) if to any Purchaser, at the address of such Purchaser set forth in Schedule I or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

     Section 7.06 Governing Law. This Agreement shall be governed by and
                  -------------
construed in accordance with the laws of The Commonwealth of Massachusetts, without regard to principles of conflict of laws or choice of laws.

     Section 7.07 Entire Agreement. This Agreement, including the Schedules and
                  ----------------
Exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof other than the Thomson Agreement the Registration Rights Agreement and the Stockholders Agreement. All Schedules and Exhibits hereto are hereby incorporated herein by reference.

     Section 7.08 Counterparts. This Agreement may be executed in two or more
                  ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 7.09 Amendments. This Agreement may not be amended or modified, and
                  ----------
no provisions hereof may be waived, without the written consent of the Company and the holders of at least two-thirds of the outstanding shares of Common Stock issued or issuable upon conversion of the Preferred Shares.

     Section 7.10 Severability. If any provision of this Agreement shall be
                  ------------
declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

     Section 7.11 Titles and Subtitles. The titles and subtitles used in this
                  --------------------
Agreement are for convenience only and are not to be Considered in construing or interpreting any term or provision of this Agreement.

     Section 7.12 Certain Defined Terms. As used in this Agreement, the
                  ---------------------
following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          (a)  "Benefit Arrangement" means each employment, severance or other
                -------------------
similar contract, arrangement or policy (written or oral) and each plan or arrangement (written or oral) providing for severance benefits, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an Employee Plan and (ii) covers any employee or former employee of the Company.

          (b) "Employee Plan" means each "employee benefit plan," as such term
               -------------
is defined in Section 3(3) of ERISA, that (A)(i) is subject to any provision of ERISA and (ii) is maintained or contributed to by the Company, or (B)(i) is subject to any provision of Title IV of ERISA and (ii) is maintained or contributed to by any of the Company's ERISA Affiliates.

          (c) "ERISA" means the Employment Retirement Income Security Act of
               -----
1974, as amended.

          (d) "ERISA Affiliate" of any entity means any other entity that,
               ---------------
together with such entity, would be treated as a single employer under Section 414 of the Code.

          (e) "Person" shall mean an individual, corporation, trust,
               ------
partnership, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof, or other entity.

          (f) "Subsidiary" shall mean, as to the Company, any corporation of
               ----------
which more than 50% of the outstanding stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company, or by one or more of its subsidiaries, or by the Company and one or more of its subsidiaries.

           [The remainder of this page is left blank intentionally.]

     IN WITNESS WHEREOF, the Company and the Purchasers have executed this Series E-l Convertible Preferred Stock Purchase Agreement of the day and year first above written.


                                 COMPANY:
                                 -------


                                 CCBN.COM, Inc.

                                 By:     /s/ [ILLEGIBLE]
                                         ----------------------------

                                 Its:    CEO
                                         ----------------------------

                                 Date:   12/22/99
                                         ----------------------------




                                  PURCHASERS:
                                  ----------


                                  Thomson Information Services, Inc.

                                  By:    ____________________________

                                  Its:   ____________________________

                                  Date:  ____________________________



                                  America Online, Inc.

                                  By:    ____________________________

                                  Its:  _____________________________

                                  Date: _____________________________

     IN WITNESS WHEREOF, the Company and the Purchasers have executed this Series E-1 Convertible Preferred Stock Purchase Agreement of the day and year first above written.


                                  COMPANY:
                                  -------


                                  CCBN.COM, Inc.

                                  By:   _____________________________

                                  Its:  _____________________________

                                  Date: _____________________________



                                  PURCHASERS:
                                  ----------

                                  Thomson Information Services, Inc.

                                  By:  /s/ [ILLEGIBLE]
                                       ------------------------------

                                  Its:  Vice President
                                        -----------------------------

                                  Date: _____________________________



                                  America Online, Inc.

                                  By:   _____________________________

                                  Its:  _____________________________

                                  Date: _____________________________

     IN WITNESS WHEREOF, the Company and the Purchasers have executed this Series E-1 Convertible Preferred Stock Purchase Agreement of the day and year first above written.


                                  COMPANY:
                                  -------


                                  CCBN.COM, INC.

                                  By:   ____________________________

                                  Its:  ____________________________

                                  Date: ____________________________



                                  PURCHASERS:
                                  ----------


                                  Thomson Information Services, Inc.

                                  By:   _____________________________

                                  Its:  _____________________________

                                  Date: _____________________________



                                  America Online In

                                  By:   /s/ [ILLEGIBLE]
                                        -----------------------------

                                  Its:  VP- Business Affairs
                                        -----------------------------

                                  Date: 12/23/99
                                        -----------------------------

                                  SCHEDULE I
                                  ----------

                                  Purchasers
                                  ----------

--------------------------------------------------------------------------------
                                      Number of Preferred      Purchase Price of
Name and Address of Purchaser            Shares to be          Preferred Shares
                                           Purchased
--------------------------------------------------------------------------------

America Online, Inc.                        93,168              $1,500,004.80
22000 AOL Way
Dulles, VA 20166

Thomson Information Services, Inc.         114,812              $1,848,473.20
c/o Bill Zola
22 Thomson Place
Boston, MA 02210
--------------------------------------------------------------------------------

                                  SCHEDULE II
                                  -----------

                              Disclosure Schedule
                              -------------------

General Note: Facts disclosed for one Section in these schedules shall be deemed to be disclosed for all Sections to which such facts might apply.


SECTION 2.04

See the Capitalization Table at Schedule IV.

Simultaneously with the Closing, the Company is issuing to AOL a warrant to purchase up to 1,596,650 shares of its preferred stock. Contingent upon vesting of the shares according to certain performance criteria established in the Warrant Agreement, AOL will have the right to purchase up to 250,000 shares of the Series E-1 Preferred Stock and up to 1,346,650 shares of preferred stock of series to be established at the time of AOL's exercise of such warrant.


SECTION 2.06

Since September 30, 1999, the Company has set the annual salaries for its officers as indicated in Section 2.22 of this Disclosure Schedule, and the Company's Board of Directors has voted to issue to each such officer an option to purchase 207,096 shares of the Company's Series A Common Stock.

Simultaneously with the Closing, the Company is entering into an Interactive Services Agreement with AOL, a copy of which has been reviewed by the Purchasers.


SECTION 2.07

The Company has filed suit in the U.S. District Court for the District of Massachusetts against c-Call, Inc., seeking to protect its "Streetevents" trademark. A motion for a preliminary injunction against c-Call's use of the name "Streetfusion" was denied.


SECTION 2.09

See attached "Trademark List" indicating list of trademarks owned by the Company and their registration status. The design mark referenced therein is for the Company's "IR EYE" logo. Talkpoint Communications Inc. also owns a federal registration for "TALKPOINT."


SECTION 2.15

CCBN has prepaid Ecerv for services totaling $15,000 as of 11/30/99.


SECTION 2.19

The Company is in continuous discussions with potential suitors and targets regarding the possibility of conducting strategic transactions including, but not limited to, mergers, sales, acquisitions and joint ventures. Although the Company is not currently in negotiations to effect any such transaction, there is no assurance that any current discussions or future discussions will not result in the consummation of a transaction.

SECTION 2.22

      Name                      Office                               Salary
      ----                      ------                               ------

      Jeffrey P. Parker         Chairman, Chief Executive
                                Officer and Treasurer                $200,000

      Robert I. Adler           President and Secretary              $187,500


SECTION 2.23

Letter Agreement, dated April 26, 1999, between the Company and Thomson Financial Investor Relations, relating to First Call data feed and other matters.

SECTION 2.24

Certain employees of the Company have not yet returned signed copies of the agreement in the form of Exhibit D. However, each of these employees signed a similar agreement with the Company's predecessor, CCBN.COM, LLC, and, by the terms of the transaction transforming CCBN.COM, LLC into CCBN.COM, Inc., those agreements remain in full force. The Company is nonetheless seeking the signatures of these employees on the new form of agreement and expects to receive them shortly.

====================================================================================================================================
Thursday, December 02, 1999                                    Trademark List                                                Page: 1

                    Client CCBN CCBN.COM, Inc.

                                                                       Application          Registration     Renewal     First Use
Trademark Name                      Attorney(s)    Case Number         Number/Filing Date   Number/Date      Date        Date
====================================================================================================================================
(DESIGN)                            TML LAG        007332                75/802978                                       01-Aug-1997

Country: United States of America    Owner: CCBN.COM, Inc.               16-Sep-1999

                                                                                         Status: Pending
                                    Classes:  35                 Remarks:

                                     Goods:  Providing management and consulting services in the field of investor relations; providing investor relations services through a global computer network.

------------------------------------------------------------------------------------------------------------------------------------
CCBN                                  TML LAC JDP 006829                 75/614953                                       01-Jun-1997

Country: United States of America   Owner:   CCBN.COM, Inc.              04-Jan-1999

                                     Agent:  FOL Foley, Hoag & Eliot LLP                 Status: Pending

                                    Classes: 35           Remarks:   Recordation of merger document recorded
                                                                     5/13/99, reel/frame: 001913/0241.

                                     Goods:  Providing business management and consulting services in the field of investor relations; providing investor relation services through a global computer network.

====================================================================================================================================
Thursday, December 02, 1999                                       Trademark List                                            Page: 2

                    Client CCBN       CCBN.COM, Inc.

                                                                       Application           Registration     Renewal    First Use
Trademark Name                       Attorney(s)      Case Number      Number/Filing Date    Number/Date      Date       Date
====================================================================================================================================
IR EYE                               TML LAC JDP      006828           75/614921                                         01-Jul-1997
Country: United States of America  Owner:   CCBN.COM, Inc.             04-Jan-1999
                                    Agent:  FOL Foley, Hoag & Eliot LLP               Status: Pending
                                   Classes: 35                      Remarks: Recordation of merger document recorded
                                                                             5/13/99, reel/frame: 001913/0241.

                                    Goods:  Providing business management and consulting services in the field of investor relations; providing investor relation services through a global computer network.
------------------------------------------------------------------------------------------------------------------------------------
JOINMAIL                             TML LAC JDP 007058                75/674450                                       01-Apr-1998

Country: United States of America  Owner: CCBN.COM, Inc.               05-Apr-1999

                                    Agent: FOL Foley, Hoag & Eliot LLP               Status: Pending

                                   Classes: 38                      Remarks:
                                    Goods:  Electronic mail list hosting services in the field of investor relations via a global computer network.

====================================================================================================================================
Thursday, December 02, 1999                                   Trademark List                                                Page: 3

                    Client CCBN   CCBN.COM, Inc
                                                                          Application          Registration   Renewal    First Use
Trademark Name                          Attorney(s)    Case Number        Number/Filing Date   Number/Date    Date       Date
====================================================================================================================================
STREETEVENTS                            TML LAC        007178             75/734153                                      28-Oct-1998
Country: United States of America     Owner:   CCBN.COM, Inc.             22-Jun-1999

                                       Agent:  FOL Foley, Hoag & Eliot LLP              Status: Pending

                                      Classes: 42                    Remarks:

                                       Goods:  Providing access to a database via a global computer network in the field of public company information.

                                  SCHEDULE V
                                  ----------

The Company has entered into the following agreements that might be deemed material, individually or in the aggregate:

SECTION 2.14 (g)

The Company provides a standard benefit package of medical insurance and pays 80% of the premium, a 401K plan with no matching of contributions, paid vacation, tuition reimbursement, group life insurance, AD&D, short term disability and long term disability insurance.

SECTION 2.14 (h)

In connection with the capital lease agreement with US Trust referenced in
Section 2.14(k) of this Disclosure Schedule, the Company has pledged to US Trust a $75,000 certificate of deposit as collateral for such lease.


SECTION 2.14 (j)

The Thomson Agreement

The Series D Purchase Agreement

Stockholders Agreement by and among the Company and certain holders of its Series D Preferred Stock (being amended and restated in connection with this transaction).

SECTION 2.14 (k)

The Company has a capital lease agreement with US Trust Leasing Corporation to lease furniture for its San Francisco and Boston offices through 8/3/03.

Lease agreement with 116 New Montgomery Associates, LLC for 3,196 square feet of space located at 116 New Montgomery Street, Suite 714, San Francisco with a term to 4/30/04.

Lease agreement with Millwood Partners, L.P. VII, dated 6/3/98, for 8,843 square feet of space located at 133 Portland Street, Boston with a term to 12/31/01.

Sublease with One and Two Northwinds Center, L.P., dated 9/15/99 for 2,890 square feet located at Two NorthWinds Center, Alpharetta, Georgia with a term to 11/15/00.

The Company currently has taken assignment, as of August 13, 1999, of a lease from Invention Machines Corporation to lease the 5/th/ and 6/th/ floors of 200 Portland Street (23,167 square feet) with a term to 1/31/03 and has assigned the Company's Lease of 133 Portland Street to Invention Machines.

SECTION 2.14 (I)

Warrant Agreement with AOL being executed simultaneously with the Closing, as described on Schedule II, Section 2.04.

SECTION 2.14 (m)

The Company currently pays a maintenance agreement to Onyx Software Corporation for an enterprise-wide system for client and sales tracking.

Content License Agreement with Yahoo! Inc., dated _____________.

SECTION 2.14 (p)

The Interactive Services Agreement.

Sales Agreements with customers in the standard form used by the Company.

Agreement with Digex, dated 8/17/98, to provide Website Hosting on servers for all of the Company's clients. The Company intends to terminate this agreement due to Digex's failure to adequately perform its duties under the agreement.

Agreement with E-cerv, Inc., dated 12/3/98, to provide interactive voice response and mail fulfillment services.

Agreement with One World Software Solutions, Inc, dated October 19, 1998, to provide software development resources for CCBN's Street Events division.

Agreement with Intervu Incorporated, dated 4/12/99, to provide streaming audio/video services.

Agreement with Digitrade to provide delayed quote services.

Agreement with Media General Financial Services, Inc., dated 3/22/99, to provide pricing and fundamental data for client web sites.

Agreement with Partes Corporation, dated 12/7/97, to provide SEC filings though its Edgar Data services.

Agreement with FaxNet dated 9/30/99 to provide blast faxing services.

Agreement with GTE, dated 10/7/99, to provide website hosting on servers for all of the Company's clients.

Agreement with Revnet Systems, dated 4/29/99, to provide Email list management and client blast email communications.

Agreement with BigCharts Inc., dated September 30, 1999 to provide financial and textual information pertinent to public companies.

                                 SCHEDULE III
                                 ------------

                         Purchaser Disclosure Schedule
                         -----------------------------



                     [No schedule provided by Purchasers]

                                  SCHEDULE IV
                                  -----------

                               Security Holders
                               ----------------

See attached capitalization table.


Simultaneously with the Closing, the Company is issuing to AOL a warrant to purchase up to 1,596,650 shares of its preferred stock. Contingent upon vesting of the shares according to certain performance criteria established in the Warrant Agreement, AOL will have the right to purchase up to 250,000 shares of the Series E-1 Preferred Stock and up to 1,346,650 shares of preferred stock of series to be established at the time of AOL's exercise of such warrant.

                        Series A   Series A   Series B   Series B   Series C  Series C   Series D     Series    Series E
                        Common       Pfd       Common       Pfd      Common      Pfd      Common         Pfd    Common
                        --------   --------    --------   --------   --------  --------   --------     -------   --------
Preferred Shares
----------------
Thomson Financial                   562,500                44,043               41.544                 86,358
Thomas Grant                                                7,500                                         892
Meredith Farms                                             15,000                                       1,784
Thomas O'Connor                                            30,000                                       3,568
William Sahlman                                            15,000                                       1,784
John Patterson                                              7,500                                         892
George Bull                                                15,000
Sam Bain for NSI                                           37,500                                       4,460
Evelyn Goldfine                                            15,000                                       1,784
Jack Ferraro                                               30,000                                       3,568
Al Waxman                                                  30,000
Anita Waxman                                                                                            3,568
Robert C. McCormack                                        30,000                                       3,568
Dan Turner                                                  7,500                                         892
Russ Silvestri                                             10,500                                       1,249
David Friend                                               12,000
Richard Grimm                                               7,500                                         892
Sanddrift, LTD (Boyle)                                     30,000                                       3,568
Richard Hanlon                                                                                         53,095
Guli Arshad                                                                                            10,619
Jack Phillips                                                                                          10,619
Trident                                                                                               212,382
Psilos                                                                                                212,382

Common Shares
-------------
Jeffrey Parker          2,580,000                                                                      92,046
Robert Adler              791,250                                     15,750                                     18,000
Peter Hall                 90,000                                                          15,000                 9,000
Larry Koolkin              93,750                                      5,625                                      4,500
Darryl Mueller             72,000
Tom Russell                18,000
Mary Fagan                 15,000
Niru Savdharia                750               2,250
Helena Doto                                     3,000                                       1,500
Karol Flannery                                 22,500                    3,000
Tom Rosati                                      93.75                  140.625
Steve Roycroft                                  6,750
Stephen Kuklis                                  6,750
Randy Eaton                                     1,406
Joel Petino                                     6,750
Shawn Dornan                                    5,250
Rob Kearney                                     6,750
Scott Pierce                                    187.5
Scott Harvey                                                           187.5
Nancy Hannigan                                                         6,750
Kelly Gleason                                                            281
Melissa Digravina                                                        750                2,250
Andy Augustine                                                        22,500                7,500
Catherine Hawley                                                       9,000
Cezary Moroz                                                           187.5

                                             Fully
                            Options        Diluted Shs
                         (Forfeitures)     a/o 10/31/99   Percent
                         ------------      ------------   -------

Preferred Shares
----------------
Thomson Financial                             734,445      10.80%
Thomas Grant                                    8,392       0.12%
Meredith Farms                                 16,784       0.25%
Thomas O'Connor                                33,568       0.49%
William Sahlman                                16,784       0.25%
John Patterson                                  8,392       0.12%
George Bull                                    15,000       0.22%
Sam Bain for NSI                               41,960       0.62%
Evelyn Goldfine                                16,784       0.25%
Jack Ferraro                                   33,568       0.49%
Al Waxman                                      30,000       0.44%
Anita Waxman                                    3,568       0.05%
Robert C. McCormack                            33,568       0.49%
Dan Turner                                      8,392       0.12%
Russ Silvestri                                 11,749       0.17%
David Friend                                   12,000       0.18%
Richard Grimm                                   8,392       0.12%
Sanddrift, LTD (Boyle)                         33,568       0.49%
Richard Hanlon                                 53,095       0.78%
Guli Arshad                                    10,619       0.16%
Jack Phillips                                  10,619       0.16%
Trident                                       212,382       3.12%
Psilos                                        212,382       3.12%

Common Shares
-------------
Jeffrey Parker              207,096         2,879,142      42.33%
Robert Adler                207,096         1,032,096      15.18%
Peter Hall                                    114,000       1.68%
Larry Koolkin                     0           103,875       1.53%
Darryl Mueller                1,650            73,650       1.08%
Tom Russell                                    18,000       0.26%
Mary Fagan                                     15,000       0.22%
Niru Savdharia                                  3,000       0.04%
Helena Doto                  750.00             5,250       0.08%
Karol Flannery                                 25,500       0.37%
Tom Rosati                                        234       0.00%
Steve Roycroft                3,000             9,750       0.14%
Stephen Kuklis                  750             7,500       0.11%
Randy Eaton                                     1,406       0.02%
Joel Petino                   3,000             9,750       0.14%
Shawn Dornan                                    5,250       0.08%
Rob Kearney                   3,000             9,750       0.14%
Scott Pierce                                      188       0.00%
Scott Harvey                                      188       0.00%
Nancy Hannigan                                  6,750       0.10%
Kelly Gleason                                     281       0.00%
Melissa Digravina                               3,000       0.04%
Andy Augustine               45,000            75,000       1.10%
Catherine Hawley              1,000            10,000       0.15%
Cezary Moroz                                      188       0.00%

Jennifer Gilmore                                 750            750                                             750    2,250  0.03%
Shelby Zymroz                                    300                                                                     300  0.00%
Laurel Baker                                     300                                                            450      750  0.01%
Tracy Brookings                                                 234                                                      234  0.00%
Robert Kinoshita                                              6,750                                                    6,750  0.10%
Peter Shultz                                                    750                                             750    1,500  0.02%
MaryJill Quinlan                                              6,750                                                    6,750  0.10%
David J. Curtin                                                 750                                                      750  0.01%
Lonna L. Mitchell                                               750                                                      750  0.01%
Kishore Rao                                                                          90,000                 (56,667)  33,333  0.49%
Carol Walker                                                                         60,000                           60,000  0.88%
David White                                                                             125                       0      125  0.00%
Todd McKellar                                                                         6,750                            6,750  0.10%
Gary Hellsten                                                                         6,750                            6,750  0.10%
Austin Johnson                                                                           63                               63  0.00%
Lori Richardson                                                                       4,500                   1,500    6,000  0.09%
Elaina D'Amato                                                                          750                              750  0.01%
Michael Dair                                                                            750                              750  0.01%
Jeremy Breslau                                                                          300                     450      750  0.01%
Amanda Lennon                                                                           300                     450      750  0.01%
Poppy Keras                                                                             300                              300  0.00%
Josh Goldfine                                                                           300                              300  0.00%
Jim Griffin                                                                             300                              300  0.00%
Hui Ye                                                                                  300                     700    1,000  0.01%
Jose Robles                                                                                                  49,800   49,800  0.73%
Paul Prescott                                                                                                41,550   41,550  0.61%
Ron Ross                                                                                                      2,250    2,250  0.03%
Rob Coran                                                                                                     8,145    8,145  0.12%
Paula Daqui                                                                                                   3,300    3,300  0.05%
Steve Marsh                                                                                                   4,980    4,980  0.07%
Dan Grace                                                                                                     1,500    1,500  0.02%
Raj Rudolph                                                                                                     750      750  0.01%
Brooks Waugh                                                                                                    300      300  0.00%
Jon O'Connor                                                                                                    300      300  0.00%
Justin Bette                                                                                                    300      300  0.00%
Martin Cassidy                                                                                                  500      500  0.01%
Marci Fraulo                                                                                                    300      300  0.00%
Rob Kilgore                                                                                                     750      750  0.01%
Megan Stanley                                                                                                 3,000    3,000  0.04%
Cindy Bachan                                                                                                    625      625  0.01%
Mitchell Ocampo                                                                                                 300      300  0.00%
Jared Jackson                                                                                                   300      300  0.00%
Kim Allen                                                                                                       750      750  0.01%
Sabrina Beezeley                                                                                                300      300  0.00%
Carrie Batcheller                                                                                               300      300  0.00%
Lisa Donadt                                                                                                     300      300  0.00%
Rosina Barody                                                                                                   300      300  0.00%
Bruce Karten                                                                                                    500      500  0.01%
Seamus Condon                                                                                                   750      750  0.01%
Shane Franklin                                                                                                  750      750  0.01%
Shep Maher                                                                                                      500      500  0.01%
Julie Rockett                                                                                                   300      300  0.00%
Ian Grimm                                                                                                       750      750  0.01%
Justin Smithline                                                                                                300      300  0.00%

Prescott Miller                                                                                              750        750    0.01%
Karen Nelson                                                                                                 300        300    0.00%
Jack Phillips                                                                                             60,000     60,000    0.88%
Christian Habermann                                                                                          300        300    0.00%
James Busch                                                                                                  250        250    0.00%
Joe Mullaney                                                                                                 300        300    0.00%
John Oatis                                                                                                   250        250    0.00%
Richard Thompson                                                                                           1,000      1,000    0.01%
Janelle Kill                                                                                                 100        100    0.00%
Colin Kingsbury                                                                                              300        300    0.00%
Jeff Klein                                                                                                 1,200      1,200    0.02%
David Palnick                                                                                                500        500    0.01%
Colleen Garvin                                                                                             1,000      1,000    0.01%
Steve Caldwell                                                                                               300        300    0.00%
Lori Sousa                                                                                                   500        500    0.01%
Debbi Titlebaum                                                                                              500        500    0.01%
Alissa Bussey                                                                                                100        100    0.00%
Sonja Wong                                                                                                   150        150    0.00%
Andre Lavoie                                                                                                 750        750    0.01%
Tejshri, Patel                                                                                               300        300    0.00%
Alexandra Ramin                                                                                              300        300    0.00%
Paul McGeehan                                                                                                300        300    0.00%
Chad Stafford                                                                                                250        250    0.00%
Kim Smith                                                                                                    500        500    0.01%
Alexandra Tyska                                                                                            3,000      3,000    0.04%
Heather Foley                                                                                                300        300    0.00%
Sunil Bhatt                                                                                               15,000     15,000    0.22%
Tim Bryan                                                                                                 67,500     67,500    0.99%
McNeil, Joseph                                                                                             1,000      1,000    0.01%
Morgan, Rachel                                                                                               150        150    0.00%
Griffin, Frances                                                                                             500        500    0.01%
Gillett, Michael                                                                                             300        300    0.00%
Walsh, Michael                                                                                               300        300    0.00%
Macauley, Brian                                                                                              300        300    0.00%
Smychkovich, Sergei                                                                                          750        750    0.01%

New employees 8/99 - 10/15                                                                                21,275     21,275    0.31%
Talkpoint shareholders     173,379                                                                             0    173,379    2.55%
Talkpoint employees                                                                                       78,500     78,500    1.15%
Options unissued                                                                                         114,320    114,320    1.68%

Jane McCahon                                                                   3,000                                  3,000    0.04%
Charles Wessendorf                                                             3,000                                  3,000    0.04%
Julie Lorigan                                                                  3,000                                  3,000    0.04%
Karen Wharton                                                                  3,000                                  3,000    0.04%
Sam Levenson                                                                   3,000                                  3,000    0.04%
Jim Flanagan                                                                                               1,000      1,000    0.01%
Kelly McDonald                                                                                             1,000      1,000    0.01%

Total Shares
 Outstanding             3,834,129  562,500  61,687  344,043  65,522  41,544  57,984  709,970  202,988   920,870  6,801,236  100.00%